AMERICAN INTERNATIONAL GROUP, INC.

______________

Twenty-Ninth Supplemental

Indenture

Dated as of July 17, 2015

______________

(Supplemental to Indenture Dated as of October 12, 2006)

______________

THE BANK OF NEW YORK MELLON,
as Trustee

TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of July 17, 2015 (the “Twenty-Ninth Supplemental Indenture”), between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an Indenture, dated as of October 12, 2006 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007 (the “Fourth Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of December 3, 2010 (the “Eighth Supplemental Indenture”, and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Existing Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series; and the Existing Indenture, as may be amended or supplemented from time to time, including by this Twenty-Ninth Supplemental Indenture, is hereinafter referred to as the “Indenture”;

WHEREAS, Section 901 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities;

WHEREAS, Sections 201, 301 and 901 of the Existing Indenture permit the form and the terms of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of $290,000,000 in aggregate principal amount of its 4.90% Callable Notes due 2045 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, pursuant to resolutions of (i) the Board of Directors of the Company adopted at a meeting duly called on September 14, 2010, approving certain additional covenants made by the Company, and (ii) the Risk and Capital Committee of the Board of Directors of the Company adopted at a meeting duly called on March 10, 2015, the Company has duly authorized the execution and delivery of this Twenty-Ninth Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Twenty-Ninth Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1            Relation to Existing Indenture

 This Twenty-Ninth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Twenty-Ninth Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affects in any manner the terms and conditions of the Securities of any other series.

Section 1.2            Definitions

For all purposes of this Twenty-Ninth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned thereto in this Section 1.2, and (ii) which are defined in the Existing Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Existing Indenture.  For all purposes of this Twenty-Ninth Supplemental Indenture:

(a)                All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twenty-Ninth Supplemental Indenture; and

(b)               The terms “herein”, “hereof”, and “hereunder” and words of similar import refer to this Twenty-Ninth Supplemental Indenture.

(c)                The following terms, as used herein, have the following meanings:

“Base Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).

“Closing Date” means July 17, 2015.

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“Company” has the meaning set forth in the introductory paragraph of this Twenty-Ninth Supplemental Indenture.

“Depositary” means, with respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, The Bank of New York Mellon (London Branch), which is the common depositary for Euroclear and Clearstream, or such successor as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

“Eighth Supplemental Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Euroclear” means Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.

“Existing Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Fourth Supplemental Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Global Note” means a Note that evidences all or part of the Notes and bears the Global Note legend specified in Annex A.

“Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Notes” has the meaning stated in the recitals of this Twenty-Ninth Supplemental Indenture.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Legend” means a legend substantially in the form of the Regulation S legend required in the form of Note set forth in Annex A to be placed upon each Note.

“Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which the Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date, except that any offer or sale by a distributor (as defined in Regulation S) of an unsold allotment shall be deemed to be made during the Restricted Period.

“Securities” has the meaning specified in the recitals of this Twenty-Ninth Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

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“Trustee” has the meaning set forth in the introductory paragraph of this Twenty-Ninth Supplemental Indenture.

“Twenty-Ninth Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

Article Two

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1            Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Existing Indenture and this Twenty-Ninth Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereto, or as may, consistent with the Existing Indenture and this Twenty-Ninth Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued initially in the form of the Global Notes, registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).  Each such Global Note will constitute a single Security for all purposes of the Indenture.

Section 2.2            Form of Notes

The Notes shall be in substantially the form of Annex A to this Twenty-Ninth Supplemental Indenture.

Section 2.3            Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                                THE BANK OF NEW YORK MELLON
                                                            As Trustee

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                                                By: _________________________________
                                                                                    Authorized Signatory

Section 2.4            Title and Terms

Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a)                Designation.  The Notes shall be known and designated as the “4.90% Callable Notes due 2045.”

(b)               Aggregate Principal Amount.  The aggregate principal amount of the Notes that may be authenticated and delivered under this Twenty-Ninth Supplemental Indenture is initially limited to $290,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes issued pursuant to Section 304, 305, 306 or 906 of the Existing Indenture.  The Company may, without the consent of the Holders of the Notes, issue additional notes of this series in an unlimited amount having the same ranking, interest rate, Stated Maturity, ISIN numbers and terms as to status, redemption or otherwise as the Notes (other than dates as to issuance and the initial accrual of interest), in which event such notes and the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

(c)                Interest and Maturity.  The Stated Maturity of the Notes shall be July 17, 2045 and the Notes shall bear interest and have such other terms as are described in the form of Note attached as Annex A to this Twenty-Ninth Supplemental Indenture.

(d)               Additional Amounts.  The Company will pay as additional interest on the Notes such additional amounts at such time and in such amount as set forth in the form of Note attached as Annex A to this Twenty-Ninth Supplemental Indenture, subject to the exceptions and limitations set forth therein.

(e)                Redemption.   The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof.  The Notes shall be redeemable at the election of the Company from time to time, in whole but not in part, at the times and at the prices specified in the form of Note attached as Annex A to this Twenty-Ninth Supplemental Indenture.  Notice of redemption shall be given by first‑class mail, postage prepaid, mailed (or otherwise transmitted in accordance with applicable procedures of Euroclear or Clearstream, if the Notes are in the form of the Global Notes registered in the name of Euroclear or Clearstream, their common depositary (or any nominee thereof) or their nominee) not less than 30 nor more than 60 or 90 days, as the case may be (as provided in the form of Note attached as Annex A to this Twenty-Ninth Supplemental Indenture), prior to the Redemption Date, to each Holder of Notes to be redeemed at his address appearing in the Security Register. The Company shall calculate the Redemption Price.

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(f)                Defeasance.   The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

(g)               Denominations.   The Notes shall be issuable only in fully registered form without coupons and only in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

(h)               Authentication and Delivery.  The Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

(i)                 Additional Covenant and Amendment to the Base Indenture. The additional covenant of the Company and amendment to the Base Indenture, each as set forth in Article III of the Eighth Supplemental Indenture, shall apply to the Notes.

(j)                 Depositary.  With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Bank of New York Mellon (London Branch), which is the common depositary for Euroclear and Clearstream, or such successor as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

(k)               Paying Agent; Transfer Agent; Security Registrar. The Bank of New York (London Branch) is the initial Paying Agent, at the London office of which the Notes may be presented or surrendered for payment, registration of transfer or exchange and notices and demands to or upon the Company in respect to the Notes and the Indenture may be served. The Trustee shall be an additional Paying Agent and shall be the Security Registrar, and the Notes may be presented or surrendered for payment, registration of transfer or exchange, and notices and demands to or upon the Company in respect to the Notes and the Indenture may be served, at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York. Any designation and appointment of any transfer or paying agencies may be changed or terminated from time to time by the Company, and the Company may appoint additional transfer or paying agencies.

(l)                 Other Terms.

(1)               Business Day. For the purposes of the Notes and this Twenty-Ninth Supplemental Indenture, “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York, London or Taipei, Taiwan are authorized or obligated by law or executive order to close.
(2)               Time Zone. All payment dates with respect to the Notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time zone applicable to The City of New York.

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Section 2.5            Exchanges of Global Note for Non-Global Note

Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

Section 2.6            Securities Act Legend; Transfer During the Restricted Period

(a)                Legends.  Each Note shall bear the Regulation S Legend.

(b)               Global Note to be Held Through Euroclear or Clearstream During The Restricted Period.  Until the expiration of the Restricted Period, beneficial interests in the Global Note shall be held only in or through the account(s) of The Bank of New York Mellon (London Branch), which is the common depositary for Euroclear and Clearstream, in its capacity as the Depositary, at Euroclear or Clearstream, and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

Article Three

MISCELLANEOUS

Section 3.1            Relationship to Existing Indenture

This Twenty-Ninth Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture.  The Existing Indenture, as supplemented and amended by this Twenty-Ninth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Twenty-Ninth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.2            Modification of the Existing Indenture

            Except as expressly modified by this Twenty-Ninth Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

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Section 3.3            Governing Law

This instrument shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.4            Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.5            Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Twenty-Ninth Supplemental Indenture other than its certificates of authentication.

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In Witness Whereof, the parties hereto have caused this Twenty-Ninth Supplemental Indenture to be duly executed all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By: /s/ Monika M. Machon
            Name:  Monika M. Machon
             Title:    Senior Vice President and Treasurer

Attest:

/s/ Christopher B. Chorengel            _

THE BANK OF NEW YORK MELLON,
as Trustee

By:  /s/ Francine Kincaid

Name: Francine Kincaid
        Title: Vice President

[Signature Page to Supplemental Indenture]

ANNEX A

FORM OF THE NOTES

[Global Note legend – ]

            THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Regulation S Legend – ]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THESE NOTES, MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (A) TO THE ISSUER, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND

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HOLDING OF SUCH NOTE DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS NOTES, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.

THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                                                          -8-

AMERICAN INTERNATIONAL GROUP, INC.

4.90% Callable Notes due 2045

No. [●]
ISIN No.: XS1257785938                                                                                              $[●]

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or its registered assigns, the principal sum of [●] Dollars ($[●]) on July 17, 2045, and to pay interest thereon from July 17, 2015, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on each January 17 and July 17 (each such date, an “Interest Payment Date”), commencing on January 17, 2016 at the rate of 4.90% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay.  If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after

                                                                          -9-

such Stated Maturity or earlier Redemption Date.  For the purposes of this Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York, London or Taipei, Taiwan are authorized or obligated by law or executive order to close.

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of London, which is initially the London office of The Bank of New York Mellon (London Branch), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

All record dates and payment dates with respect to the Notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time zone applicable to The City of New York.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AMERICAN INTERNATIONAL GROUP, INC.

By:______________________________________

Name:      Monika M. Machon
Title:        Senior Vice President and                                          Treasurer

Attest:

___________________________

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            This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                                            THE BANK OF NEW YORK MELLON
                                                                        As Trustee

                                                                        By: ______________________________
                                                                                         Authorized Signatory

                                                                          -12-

[Reverse of the Notes]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 4.90% Callable Notes due 2045, issued and to be issued in one or more series under an Indenture, dated as of October 12, 2006, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, the Eighth Supplemental Indenture, dated as of December 3, 2010, and the Twenty-Ninth Supplemental Indenture, dated as of July 17, 2015 (as so supplemented, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional Amounts

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (the “Additional Amounts”) as are necessary so that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a person that is a United States Alien Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding on such payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. “United States Alien Holder” means any person that, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, or an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain on the Notes, or a foreign partnership one or more members of which is such a nonresident alien individual, foreign corporation, or estate or trust.

The Company’s obligation to pay Additional Amounts shall not  apply:

(1)               to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder that:

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(i)     is or was present or engaged in trade or business in the United States, has or had a permanent establishment or fixed base in the United States, or has any other present or former connection (other than the mere fact of being a holder of the Notes) with the United States or any political subdivision or taxing authority thereof or therein;
(ii)   is or was a citizen or resident or is or was treated as a resident of the United States;
(iii) with respect to the United States, is or was a foreign or domestic personal holding company, a passive foreign investment company, a controlled foreign corporation or a foreign private foundation or other foreign tax-exempt organization, or is or was a corporation that has accumulated earnings to avoid United States federal income tax;
(iv) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or
(v)   is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote;
(2)               to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
(3)               to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4)               to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by the Company or a paying agent from the payment;

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(5)               to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;
(6)               to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;
(7)               to any tax, assessment or other governmental charge any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or
(8)               in the case of any combination of the above items.

            Any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable under this section “Additional Amounts”.

Optional Redemption

The Notes of this series are subject to redemption on each July 17 on or after July 17, 2017, in whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. The Company shall calculate the Redemption Price.

Redemption Upon a Tax Event

If (a) the Company becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to the section “Additional Amounts” set forth above as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings,

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which change or amendment is announced or becomes effective, on or after July 1, 2015 or (b) a taxing authority of the United States takes any action on or after July 1, 2015, whether or not with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such Additional Amounts, then the Company will have the right to redeem, in whole and not in part, the Notes of this series at any time on not less than 30 nor more than 90 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel of recognized standing to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company may be required to pay the Additional Amounts pursuant to the section “Additional Amounts” set forth above and the Company shall have delivered to the Trustee a copy of such opinion and a certificate, signed by two of officers of the Company, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

Other Terms

The Notes of this series do not have the benefit of any sinking fund obligation and are not subject to repurchase at the option of the Holders.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange

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herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, or interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, or interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $200,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

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